EXECUTION COPY                            Exhibit 4.14




	FIRST AMENDMENT
	TO THE
	SERIES 1995-F SUPPLEMENT
	TO THE
	POOLING AND SERVICING AGREEMENT



		This FIRST AMENDMENT TO THE SERIES 1995-F SUPPLEMENT TO THE POOLING AND SERVICING AGREEMENT (this "Amendment"), dated as of April
30, 1996, is by and between MBNA AMERICA BANK, NATIONAL ASSOCIATION, as Seller and Servicer, and THE BANK OF NEW YORK, as Trustee.

		WHEREAS the Seller and Servicer and the Trustee have executed that certain Pooling and Servicing Agreement, dated as of August 4, 1994, as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of March 11, 1996 (as amended from time to time, the "Pooling and Servicing Agreement");

		WHEREAS the Seller and Servicer and the Trustee have executed that certain Series 1995-F Supplement to the Pooling and Servicing Agreement, dated as of August 30, 1995 (as amended from time to time, the "Series 1995-F Supplement," and together with the Pooling and Servicing Agreement, the "Agreement");

		WHEREAS the Seller and Servicer and the Trustee wish to amend the Series 1995-F Supplement as provided herein;

		NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree as follows:

		SECTION 1.  Amendments of Section 2.

		(a) The definition of "Net Servicing Fee Rate" in Section 2 is hereby amended to read as follows:

			"Net Servicing Fee Rate" shall mean (a) so long as the Seller or The Bank of New York is the Servicer, 1.25% per annum and (b) if the Seller or The Bank of New York is no longer the Servicer, 2.0% per annum.

		(b) The definition of "Series Servicing Fee Percentage" in
Section 2 is hereby amended to read as follows:

			"Series Servicing Fee Percentage" shall mean 2.0%.

		(c) The definition of "Servicer Interchange" in Section 2 is hereby amended by deleting "1%" and replacing such percentage with "0.75%".

		SECTION 2. Amendment of Subsection 3(a). Subsection 3(a) is hereby amended by deleting "1%" and replacing such percentage with "0.75%".

		SECTION 3. Effectiveness. The amendments provided for by this Amendment shall become effective as of April 1, 1996 (provided, however, that such amendments will not affect any allocations, payments or distributions to be made with respect to the April 1996 Transfer Date or the April 1996 Distribution Date), upon receipt by the Trustee of the following, each of which shall be satisfactory to the Trustee in its sole discretion:

		(a) Notification in writing from each of Moody's and Standard & Poor's to the effect that the terms of this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

		(b) Confirmation from the Seller and Servicer that it has received a copy of the written notification referred to in subsection
3(a) above and that such written notification is satisfactory to the Seller and Servicer in its sole discretion.

		(c) An Opinion of Counsel for the Seller addressed to the Trustee to the effect that the terms of this Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder.

		(d) Counterparts of this Amendment, duly executed by the parties hereto.

		SECTION 4. Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

		SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

		SECTION 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THE IMMUNITIES AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

		SECTION 7. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Series 1995-F Supplement.
		IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.


						MBNA AMERICA BANK,
						  NATIONAL ASSOCIATION,
						  Seller and Servicer



						By: /s/  Karen F. Winkler
						   Name:	Karen F. Winkler
						   Title:	First Vice President


						THE BANK OF NEW YORK,
						  Trustee



						By: /s/  Joseph G. Ernst
	   					   Name: Joseph G. Ernst
						   Title:	Assistant Vice President


(..continued)